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                                                                 EXHIBIT 10.4

                               NOVATION AGREEMENT


DATE: 9TH NOVEMBER 2001

PARTIES:

(1) HTTP TECHNOLOGY INC. a corporation under Delaware Law with IRS Employer Identification number 13-4148725 whose principal office is at 46 Berkeley Square, London W1J 5AT (the "Creditor")

(2) HTTP INSIGHTS LIMITED a private limited company incorporated in England with registered number 4032598 whose registered office is at Ringley Park House, 59 Reigate Road, Reigate, Surrey RH2 0QJ (the "Original Debtor")

(3) MEDICSIGHT LIMITED a private limited company incorporated in England with registered number 4268510 whose registered office is at Ringley Park House, 59 Reigate Road, Reigate, Surrey RH2 0QJ (the "New Debtor")

RECITALS:

A. This Novation Agreement is supplemented to a Loan Note dated 5 November 2001 issued by the Original Debtor to the Creditor in the amount of (pound)3,659,104 (the "Loan Note"), a copy of which is annexed hereto and initialed by the parties for the purpose of identification.

B. Pursuant to a sale agreement of even date between the parties hereto, the Original Debtor and the New Debtor have completed the sale to the New Debtor of the assets and the business of "Medicsight" hitherto carried out by the Original Debtor in consideration for the assumption by the New Debtor of the obligation to repay the Loan Note.

C. The Original Debtor wishes to be released and discharged from the Loan Note as from the date hereof (the "Effective Date") and the Creditor has agreed to release and discharge the Original Debtor from the Effective Date upon the terms of the New Debtor's undertaking to perform the Loan Note and be bound by the terms thereof in place of the Original Debtor.

OPERATIVE PROVISIONS

1. Save as provided in Clauses 3 and 4, the Original Debtor and the Creditor hereby mutually release each other from their obligations under the Loan Note as from the Effective Date.

2. As from the Effective Date, the New Debtor undertakes to perform the Loan Note and be bound by its terms in every way as if the New Debtor had been a party to it in place of the Original Debtor.

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3.       The Creditor releases and discharges the Original Debtor from all future claims and demands whatsoever in respect of the Loan Note and accepts the liability of the New Debtor under the Loan Note from the Effective Date.

4. Nothing in this Novation Agreement shall affect or prejudice any claim or demand whatsoever which either the Original Debtor or the Creditor may have against each other relating to matters arising prior to the Effective Date.

5. This Novation Agreement shall be governed by and construed in accordance with English law.

AS WITNESS in the hands of the parties to this Agreement or their duly authorised representatives on the date written on page one of this Agreement.

SIGNED by for and on behalf of                  )
HTTP TECHNOLOGY, INC.                           )     /s/ MARK WARDE-NORBURY
in the presence of: /s/                         )

SIGNED by                                       )
JASON FORSYTH                                   )
the sole Director                               )     /s/ JASON E. FORSYTH
for and on behalf of                            )
HTTP INSIGHTS LIMITED                           )
in the presence of: /s/                         )

SIGNED by                                       )
STEFAN ALLESCH-TAYLOR                           )
the sole Director                               )     /s/ STEFAN ALLESCH-TAYLOR
for and on behalf of                            )
MEDICSIGHT LIMITED                              )
in the presence of: /s/                         )

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